UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 21, 2021

LEMONADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39367	32-0469673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Crosby Street, 3rd Floor
New York, NY 10013
(Address of principal executive offices) (Zip Code)
(844) 733-8666
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LMND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2021, Lemonade, Inc. (the “Company”) appointed Adina Eckstein, the Company’s Vice President of Operations, as Chief Operating Officer, effective immediately. In connection with this appointment, Shai Wininger relinquished his title as Chief Operating Officer. Ms. Eckstein will continue to report to Mr. Wininger, who was appointed to the position of Co-Chief Executive Officer on July 21, 2021, a position he will share with Daniel Schreiber, effective immediately. In addition, Mr. Wininger will continue to serve as President, Secretary and a member of the Company’s Board of Directors.

Ms. Eckstein, age 36, has served as the Company’s Vice President of Operations since November 2020. Prior to joining the Company in 2019, Ms. Eckstein served as Chief Operating Officer of HSBC, where she helped one of the world’s largest financial institutions with the digitization of its business. Prior to that, from 2014 to 2016, Ms. Eckstein served as Vice President of Programme and Portfolio at BBC Worldwide, where she led the development and operations of all consumer digital technology.

Mr. Wininger, age 47, has served in various roles at the Company, including as its Co-Founder, President, Secretary, Treasurer, Chief Operating Officer, Chief Technology Officer, and a member of the Company’s Board of Directors, since the Company’s founding in June 2015. Prior to co-founding the Company in 2015, Mr. Wininger founded Fiverr Ltd. in 2009, and as its Chief Technology Officer, managed the engineering, design, and product departments, and continued to serve on its board of directors until 2019.

In connection with Ms. Eckstein’s promotion as the Company’s Chief Operating Officer, her base salary was increased, effective July 21, 2021, from NIS 65,000 per month to NIS 85,000 per month. In addition, on July 21, 2021, Ms. Eckstein received the following equity awards under the Company’s 2020 Incentive Award Plan: (i) 20,000 restricted stock units with an aggregate grant date fair value of $1.8 million and (ii) 10,000 stock options with an exercise price of $92.20 per option and an aggregate grant date fair value of $0.4 million. The awards of restricted stock units and stock options each vest and become exercisable in 16 equal quarterly installments, subject to Ms. Eckstein’s continued employment through each vesting date.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMONADE, INC.

Date: July 23, 2021	By:	/s/ Tim Bixby
Tim Bixby
Chief Financial Officer